UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 9, 2022

Stronghold Digital Mining, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation)

001-40931 (Commission File No.)		86-2759890 (I.R.S. Employer Identification No.)

595 Madison Avenue, 28th Floor New York, NY (Address of Principal Executive Offices))		10022 (Zip Code)

(845)-579-5992
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 9, 2022, Stronghold Digital Mining, Inc. (the “Company”) issued a press release announcing the Company’s financial and operating results for the third quarter ended September 30, 2022. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference. The Company intends to make an investor presentation available on its website https://strongholddigitalmining.com/ under the section “Investor Relations” prior to the Company’s conference call with investors on Wednesday, November 9, 2022, at 5:00 p.m. (Eastern Time).

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Items.

May PIPE Election

As previously disclosed, on May 15, 2022, the Company entered into a note and warrant purchase agreement (the “May 2022 Purchase Agreement”) by and among the Company and the purchasers thereto (collectively, the “PIPE Purchasers”), pursuant to which the Company issued and sold to the Purchasers, and the Purchasers purchased from the Company, (i) $33,750,000 aggregate principal amount of 10.00% unsecured convertible promissory notes (the “May 2022 Notes”) and (ii) warrants (the “May 2022 Warrants”). On August 16, 2022, the Company entered into an agreement with the PIPE Purchasers, whereby the terms of the May 2022 Notes were amended (the “Amended May 2022 Notes”) and an aggregate of $11.25 million of the outstanding principal under the May 2022 Notes was exchanged for an amended and restated warrant agreement pursuant to which the strike price of the aggregate 6,318,000 May 2022 Warrants was reduced from $2.50 to $0.01 per share. After giving effect to the principal reduction under the Amended May 2022 Notes, the Company will continue to make subsequent payments to the Purchasers on the fifteenth (15th) day of each of November 2022, December 2022, January 2023 and February 2023. The Company may generally elect to make each such payment (A) in cash or (B) in shares of its Class A common stock, at a 20.0% discount to the average of the daily VWAP for the twenty (20) consecutive trading days preceding each such the payment date. Subject to limitations with respect to any PIPE Purchaser beneficially owning in excess of 9.99% of the then-outstanding shares of common stock as a result of such payment, the Company intends to elect to make the December 15, 2022 payment in shares of its Class A common stock, or, subject to agreement by the note holder, other equity securities.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1*	Press release issued by Stronghold Digital Mining, Inc. dated as of November 9, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stronghold Digital Mining, Inc.

	By:	/s/ Gregory A. Beard
Gregory A. Beard
Chief Executive Officer and Co-Chairman

Date: November 9, 2022